EXTENDED STAY AMERICA ANNOUNCES SECOND QUARTER 2018 RESULTS
-Net Income of $65.6 million for the second quarter
-Adjusted EBITDA1 of $167.3 million for the second quarter
-Comparable system-wide RevPAR grows 1.6% for the second quarter
-Announces hotels under contract to be sold and updates new hotel pipeline

CHARLOTTE, N.C. - July 25, 2018 (GlobeNewswire) - Extended Stay America, Inc. and ESH Hospitality, Inc. (Nasdaq:STAY) (together, the “Company”) today announced consolidated results for the three and six months ended June 30, 2018.
Second Quarter 2018 Highlights

•	Total revenues of $336.5 million

•	Comparable system-wide Revenue Per Available Room (“RevPAR”) grew 1.6% to $53.91

•	Adjusted EBITDA of $167.3 million

•	Adjusted Funds From Operations ("Adjusted FFO")[1] of $0.58 per diluted Paired Share, an increase of 10.0%

•	Adjusted Paired Share Income[1] of $0.35 per diluted Paired Share, an increase of 11.7%
First Half 2018 Highlights

•	Total revenues of $634.3 million

•	Comparable system-wide RevPAR grew 2.6% to $50.72

•	Adjusted EBITDA of $299.5 million

•	Adjusted FFO of $1.00 per diluted Paired Share, an increase of 13.4%

•	Adjusted Paired Share Income of $0.54 per diluted Paired Share, an increase of 18.8%

Extended Stay America’s President and Chief Executive Officer, Jonathan Halkyard, commented, “The second quarter marked another quarter of progress on our growth strategy. In the last few months, we grew our total pipeline to 34 hotels, including 19 franchise hotels, we purchased a hotel for conversion, purchased an additional site for a new hotel and we expect to purchase several more sites in the second half of 2018.”

Mr. Halkyard continued, “Our operating model, combined with strong capital returns, allowed us to grow Adjusted FFO and Adjusted Paired Share Income per Paired Share by double digit increases for the second quarter in a row.”

Financial and Operating Results
Total revenues for the three months ended June 30, 2018 were $336.5 million, a decrease of 0.6% over the same period in 2017. The decrease in revenue was driven by hotel dispositions in 2017 and in 2018, partially offset by an increase in RevPAR and franchise and management fee revenue. Total revenues on a comparable basis increased 1.8% for the quarter. Total revenues for

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

the first six months of 2018 were $634.3 million, an increase of 0.8% over the same period in 2017. Total revenues on a comparable basis increased 2.7% for the first six months of 2018 compared to the same period in 2017.

Comparable system-wide RevPAR for the three months ended June 30, 2018 grew 1.6% over the same period in 2017 to $53.91, driven by an improvement in average daily rate (“ADR”) of 3.4%, partially offset by a 130 basis point decline in occupancy. Comparable company-owned RevPAR increased 1.7% during the quarter to $54.28. Company-owned RevPAR increased 2.4% during the quarter, reflecting the sales of non-core hotels and the increase in comparable company-owned RevPAR. Comparable system-wide RevPAR for the first half of 2018 grew 2.6% over the same period in 2017.

Hotel Operating Margin1 for the three months ended June 30, 2018 was 56.4% compared to 56.7% in the same period in 2017. The decline in Hotel Operating Margin was driven by an increase in payroll and reservation expenses. Hotel Operating Margin for the first half of 2018 was 54.5% compared to 54.8% in the same period in 2017.

Net income for the three months ended June 30, 2018 was $65.6 million compared to $49.7 million in the same period in 2017, an increase of 31.9%. Net income in the second quarter was favorably impacted by a decrease in effective tax rate, lower depreciation and amortization, a reduction in hotel operating expenses and reduced impairment charges. Income tax expense for the three months ended June 30, 2018 was $14.4 million compared to $15.9 million in the same period in 2017. Net income for the first half of 2018 was $96.7 million compared to $65.8 million in the same period in 2017, an increase of 46.9%.

Adjusted EBITDA for the three months ended June 30, 2018 was $167.3 million, a decline of 3.2% compared to the same period in 2017. The decline in Adjusted EBITDA was due to asset dispositions in 2017 and 2018 resulting in lost contributions of approximately $6.0 million. Adjusted EBITDA excludes non-cash equity-based compensation expense of $1.8 million and net gain of $0.3 million on other items. Adjusted EBITDA for the first six months of 2018 was $299.5 million, a decline of 1.0% compared to the same period in 2017 due to asset dispositions in 2017 and 2018.

Adjusted FFO for the three months ended June 30, 2018 was $109.9 million, an increase of 7.8% compared to the same period in 2017. The increase in Adjusted FFO was primarily due to a lower effective tax rate and a reduction in hotel operating expenses. Adjusted FFO per diluted Paired Share was $0.58 compared to $0.53 in the same period in 2017. Adjusted FFO for the first six months of 2018 was $189.9 million, an increase of 11.3% compared to the same period in 2017. Adjusted FFO per Paired Share for the first six months of 2018 was $1.00 compared to $0.88 in the same period in 2017. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended June 30, 2018 was $66.3 million, or $0.35 per diluted Paired Share, compared to $60.5 million, or $0.31 per diluted Paired Share, in the same period in 2017. The increase in Adjusted Paired Share Income was due to a decrease in effective tax rate and lower depreciation expense. Adjusted Paired Share Income for the first half of 2018 was $103.7 million, or $0.54 per diluted Paired Share, compared to $89.0 million, or $0.46 per diluted Paired Share, in the same period in 2017. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.
Capital Expenditures
The Company invested $56.2 million in capital expenditures during the second quarter of 2018. This included approximately $14.6 million in capital expenditures for new hotel development and conversions and $14.9 million in capital expenditures for IT projects. For the first half of 2018, the Company invested $89.7 million in capital expenditures.
Asset Dispositions and Acquisitions
The Company has signed purchase and sale agreements with three portfolio buyers for a total of 46 hotels. Under the terms of these agreements, the hotels will remain branded as Extended Stay America, the buyers will pay franchise fees to the Company and the buyers will agree to build or convert additional Extended Stay America hotels in the future. These transactions, subject to customary due diligence, are expected to close in 2018 or early 2019.

In the second quarter of 2018, the Company purchased and converted one hotel for approximately $13.0 million. The Company expects to purchase another hotel for conversion in the second half of 2018.

Hotel Pipeline, as of June 30, 2018
As of June 30, 2018, the Company had a pipeline of 34 hotels representing approximately 4,200 rooms.

Company Owned Pipeline & Recently Opened as of June 30, 2018
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
11	1,367	4	504	0	0	15	1,871	1	115

Third Party Pipeline as of June 30, 2018
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
15	1,860	4	496	0	0	19	2,356	0	0

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build a certain number of hotels
Applications	Submitted a franchise application with deposit
Executed	Application approved, various stages of pre-development and under construction

Distribution and Share Repurchases
On July 25, 2018, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.22 per Paired Share for the second quarter of 2018. The distributions are payable on August 23, 2018 to shareholders of record as of August 9, 2018.

During the second quarter of 2018, the Company repurchased 1.6 million Paired Shares for an aggregate purchase price of $32.8 million. For the first six months of 2018, the Company repurchased 3.4 million Paired Shares for an aggregate purchase price of $68.0 million. As of market close on July 25, 2018, the Company had approximately $128.2 million in share repurchase authorization remaining.

2018 Outlook
The Company’s outlook for 2018 is updated as follows:

Full Year 2018	Updated Outlook		Previous Outlook
in millions, except % and # of hotels	Low	High	Low	High

# of hotels owned on 12/31/18	600		600
Room and other hotel revenues	$1,257	$1,279	$1,257	$1,282
Comparable system-wide RevPAR % Δ	1.0%	2.75%	1.0%	3.0%
Net income	$194	$208	$188	$207
Adjusted Paired Share Income/Paired Share	$1.07	$1.15	$1.04	$1.14
Adjusted EBITDA	$595	$610	$600	$620
Comparable Adjusted EBITDA % Δ	-1.3%	+1.2%	-0.5%	+2.8%
Depreciation and amortization	$213	$213	$220	$220
Net interest expense	$130	$130	$130	$130
Effective tax rate	16.5%	17%	16%	17%
Capital expenditures	$205	$235	$205	$235
Expected capital returns	$260	$300	$260	$300

Our updated comparable system-wide RevPAR and adjusted EBITDA guidance now includes renovation room disruption in the fourth quarter of 2018. While unchanged in total from prior guidance, our 2018 capital expenditure outlook now reflects capital expenditures for our next cycle of hotel renovations beginning in the fourth quarter of 2018, offset by a reduction in expected maintenance and ESA 2.0 related capital expenditures. The above guidance assumes no further asset dispositions in 2018 but does assume the purchase of one additional hotel for conversion.

Webcast and Conference Call Details
The Company will host a conference call on Thursday, July 26, 2018 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until August 2, 2018, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13681523.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 599 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties in addition to 27 Extended Stay America branded hotels for third parties, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended

Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands, except per share data)
(unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2018	2017	% Variance		2018	2017	% Variance
			REVENUES:
$326,948	$332,608	(1.7)%	Room revenues	$617,158	$618,416	(0.2)%
5,492	5,755	(4.6)%	Other hotel revenues	10,767	10,938	(1.6)%
1,424	—	n/a	Franchise and management fees	2,047	—	n/a
333,864	338,363	(1.3)%		629,972	629,354	0.1%

2,637	—	n/a	Other revenues from franchised and managed properties	4,296	—	n/a

336,501	338,363	(0.6)%	Total revenues	634,268	629,354	0.8%

			OPERATING EXPENSES:
144,054	148,911	(3.3)%	Hotel operating expenses	286,684	290,571	(1.3)%
24,264	25,430	(4.6)%	General and administrative expenses	49,485	51,737	(4.4)%
53,499	57,804	(7.4)%	Depreciation and amortization	107,514	115,475	(6.9)%
—	7,934	n/a	Impairment of long-lived assets	43,600	20,357	114.2%

221,817	240,079	(7.6)%		487,283	478,140	1.9%

2,637	—	n/a	Other expenses from franchised and managed properties	4,296	—	n/a

224,454	240,079	(6.5)%	Total operating expenses	491,579	478,140	2.8%

—	(1,897)	n/a	GAIN (LOSS) ON SALE OF HOTEL PROPERTIES	38,082	(1,897)	2,107.5%

457	2,055	(77.8)%	OTHER INCOME	462	2,056	(77.5)%

112,504	98,442	14.3%	INCOME FROM OPERATIONS	181,233	151,373	19.7%

102	1,073	(90.5)%	OTHER NON-OPERATING EXPENSE (INCOME)	299	(148)	302.0%

32,425	31,701	2.3%	INTEREST EXPENSE, NET	64,065	65,307	(1.9)%

79,977	65,668	21.8%	INCOME BEFORE INCOME TAX EXPENSE	116,869	86,214	35.6%

14,407	15,943	(9.6)%	INCOME TAX EXPENSE	20,204	20,426	(1.1)%

65,570	49,725	31.9%	NET INCOME	96,665	65,788	46.9%

(514)	2,050	(125.1)%	NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(16,757)	9,088	(284.4)%

$65,056	$51,775	25.7%	NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$79,908	$74,876	6.7%

$0.34	$0.27		NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.42	$0.39

190,183	193,944		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	190,709	194,372

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 43% of ESH REIT's common equity as of June 30, 2018 and 2017.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
			(In thousands)
			(unaudited)

				June 30,	December 31,
				2018	2017
			Cash and cash equivalents	$183,193	$113,343
			Restricted cash	$44,245	$37,631
			Total assets	$3,984,586	$4,076,005
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,480,080	$2,541,901
			Total equity	$1,294,601	$1,345,847

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $44.7 million and $49.0 million as of June 30, 2018 and December 31, 2017, respectively.

EXTENDED STAY AMERICA, INC.
COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2018	2017	Variance		2018	2017	Variance
625	625	—	Number of hotels (as of June 30)	625	625	—
68,780	68,780	—	Number of rooms (as of June 30)	68,780	68,780	—
77.6%	78.9%	(130) bps	Comparable System-Wide occupancy	74.0%	74.7%	(70) bps
$69.50	$67.21	3.4%	Comparable System-Wide ADR	$68.58	$66.15	3.7%
$53.91	$53.04	1.6%	Comparable System-Wide RevPAR	$50.72	$49.44	2.6%

COMPARABLE COMPANY-OWNED OPERATING METRICS (2)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2018	2017	Variance		2018	2017	Variance
598	598	—	Number of hotels (as of June 30)	598	598	—
66,089	66,089	—	Number of rooms (as of June 30)	66,089	66,089	—
77.6%	79.1%	(150) bps	Comparable Company-Owned occupancy	74.1%	74.9%	(80) bps
$69.91	$67.52	3.5%	Comparable Company-Owned ADR	$69.00	$66.51	3.7%
$54.28	$53.38	1.7%	Comparable Company-Owned RevPAR	$51.12	$49.80	2.7%

COMPANY-OWNED HOTEL OPERATING METRICS (3)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2018	2017	Variance		2018	2017	Variance
599	625	(26)	Number of hotels (as of June 30)	599	625	(26)
66,204	68,780	(2,576)	Number of rooms (as of June 30)	66,204	68,780	(2,576)
77.6%	78.9%	(130) bps	Occupancy	74.1%	74.7%	(60) bps
$69.91	$67.20	4.0%	ADR	$69.00	$66.16	4.3%
$54.27	$53.02	2.4%	RevPAR	$51.12	$49.40	3.5%

(1) Includes hotels that were owned, franchised and/or managed for the full three and six month periods ended June 30, 2018 and 2017.
(2) Includes hotels owned and operated by the Company for the full three and six month periods ended June 30, 2018 and 2017.
(3) Includes hotels owned and operated during the periods presented.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended				Six Months Ended
June 30,				June 30,
2018	2017	Variance		2018	2017	Variance
$65,570	$49,725	31.9%	Net income	$96,665	$65,788	46.9%
14,407	15,943	(9.6)%	Income tax expense	20,204	20,426	(1.1)%
32,425	31,701	2.3%	Interest expense, net	64,065	65,307	(1.9)%
102	1,073	(90.5)%	Other non-operating expense (income)	299	(148)	302.0%
(457)	(2,055)	(77.8)%	Other income	(462)	(2,056)	(77.5)%
—	1,897	n/a	(Gain) loss on sale of hotel properties	(38,082)	1,897	(2,107.5)%
—	7,934	n/a	Impairment of long-lived assets	43,600	20,357	114.2%
53,499	57,804	(7.4)%	Depreciation and amortization	107,514	115,475	(6.9)%
24,264	25,430	(4.6)%	General and administrative expenses	49,485	51,737	(4.4)%
(824)	2,548	(132.3)%	(Gain) loss on disposal of assets (1)	668	6,018	(88.9)%
(1,424)	—	n/a	Franchise and management fees	(2,047)	—	n/a
$187,562	$192,000	(2.3)%	Hotel Operating Profit	$341,909	$344,801	(0.8)%

$326,948	$332,608	(1.7)%	Room revenues	$617,158	$618,416	(0.2)%
5,492	5,755	(4.6)%	Other hotel revenues	10,767	10,938	(1.6)%
$332,440	$338,363	(1.8)%	Total room and other hotel revenues	$627,925	$629,354	(0.2)%

56.4%	56.7%	(30) bps	Hotel Operating Margin	54.5%	54.8%	(30) bps

(1) Included in hotel operating expenses in the unaudited condensed consolidated statements of operations.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended					Six Months Ended
June 30,					June 30,
2018		2017			2018		2017
$65,570		$49,725		Net income	$96,665		$65,788
32,425		31,701		Interest expense, net	64,065		65,307
14,407		15,943		Income tax expense	20,204		20,426
53,499		57,804		Depreciation and amortization	107,514		115,475
165,901		155,173		EBITDA	288,448		266,996
1,785		3,646		Non-cash equity-based compensation	4,188		6,329
102	(1)	1,073	(2)	Other non-operating expense (income)	299	(3)	(148)	(4)
—		7,934		Impairment of long-lived assets	43,600		20,357
—		1,897		(Gain) on sale of hotel properties	(38,082)		1,897
(451)	(5)	3,125	(6)	Other (income) expenses	1,048	(7)	7,019	(8)
$167,337		$172,848		Adjusted EBITDA	$299,501		$302,450

(1) Includes foreign currency transaction loss of approximately $0.1 million.

(2) Includes loss related to interest rate swap of approximately $1.5 million and foreign currency transaction gain of approximately $0.4 million.

(3) Includes foreign currency transaction loss of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $0.4 million and loss related to interest rate swap of approximately $0.3 million.

(5) Includes gain on disposal of assets of approximately $0.8 million and acquisition costs of approximately $0.3 million incurred in connection with the purchase of one hotel.

(6) Includes loss on disposal of assets of approximately $2.5 million and costs incurred in connection with secondary offerings of approximately $0.6 million.

(7) Includes loss on disposal of assets of approximately $0.7 million and acquisition costs of approximately $0.3 million incurred in connection with the purchase of one hotel.

(8) Includes loss on disposal of assets of approximately $6.0 million and costs incurred in connection with secondary offerings of approximately $1.0 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2018	2017		2018	2017
$0.34	$0.27	Net income per Extended Stay America, Inc. common share - diluted	$0.42	$0.39
$65,056	$51,775	Net income attributable to Extended Stay America, Inc. common shareholders	$79,908	$74,876
510	(2,054)	Noncontrolling interests attributable to Class B common shares of ESH REIT	16,749	(9,096)
52,233	56,649	Real estate depreciation and amortization	104,981	113,182
—	7,934	Impairment of long-lived assets	43,600	20,357
—	1,897	(Gain) loss on sale of hotel properties	(38,082)	1,897
(8,880)	(15,423)	Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(18,605)	(31,697)
108,919	100,778	Funds From Operations	188,551	169,519
1,184	—	Debt modification and extinguishment costs	1,621	1,168
—	1,495	Loss on interest rate swap	—	253
(201)	(347)	Tax effect of adjustments to Funds From Operations	(274)	(330)
$109,902	$101,926	Adjusted Funds From Operations	$189,898	$170,610

$0.58	$0.53	Adjusted Funds From Operations per Paired Share- diluted	$1.00	$0.88

190,183	193,944	Weighted average Paired Shares outstanding – diluted	190,709	194,372

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2018		2017			2018		2017
$0.34		$0.27		Net income per Extended Stay America, Inc. common share - diluted	$0.42		$0.39
$65,056		$51,775		Net income attributable to Extended Stay America, Inc. common shareholders	$79,908		$74,876
510		(2,054)		Noncontrolling interests attributable to Class B common shares of ESH REIT	16,749		(9,096)
65,566		49,721		Paired Share Income	96,657		65,780
1,184		—		Debt modification and extinguishment costs	1,621		1,168
102	(1)	1,073	(2)	Other non-operating expense (income)	299	(3)	(148)	(4)
—		7,934		Impairment of long-lived assets	43,600		20,357
—		1,897		(Gain) loss on sale of hotel properties	(38,082)		1,897
(451)	(5)	3,125	(6)	Other (income) expense	1,048	(7)	7,019	(8)
(142)		(3,255)		Tax effect of adjustments to Paired Share Income	(1,419)		(7,093)
$66,259		$60,495		Adjusted Paired Share Income	$103,724		$88,980

$0.35		$0.31		Adjusted Paired Share Income per Paired Share – diluted	$0.54		$0.46

190,183		193,944		Weighted average Paired Shares outstanding – diluted	190,709		194,372

(1) Includes foreign currency transaction loss of approximately $0.1 million.

(2) Includes loss related to interest rate swap of approximately $1.5 million and foreign currency transaction gain of approximately $0.4 million.

(3) Includes foreign currency transaction loss of approximately $0.3 million.

(4) Includes foreign currency transaction gain of approximately $0.4 million and loss related to interest rate swap of approximately $0.3 million.

(5) Includes gain on disposal of assets of approximately $0.8 million and acquisition costs of approximately $0.3 million incurred in connection with the purchase of one hotel.

(6) Includes loss on disposal of assets of approximately $2.5 million and costs incurred in connection with secondary offerings of approximately $0.6 million.

(7) Includes loss on disposal of assets of approximately $0.7 million and acquisition costs of approximately $0.3 million incurred in connection with the purchase of one hotel.

(8) Includes loss on disposal of assets of approximately $6.0 million and costs incurred in connection with secondary offerings of approximately $1.0 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE YEARS ENDED DECEMBER 31, 2017 (ACTUAL) AND 2018 (OUTLOOK)
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Year Ended			Year Ending December 31, 2018
	December 31, 2017			(Outlook)
	(Actual)			Low		High
	$0.41		Net income per Extended Stay America, Inc. common share - diluted	$0.45		$0.48

	$78,847		Net income attributable to Extended Stay America, Inc. common shareholders	$86,268		$91,740
	93,325		Noncontrolling interests attributable to Class B common shares of ESH REIT	108,088		116,312
	172,172		Paired Share Income	194,356		208,052
	2,351		Debt modification and extinguishment costs	1,621		1,621
	(399)	(1)	Other non-operating (income) expense	299	(2)	299	(2)
	25,169		Impairment of long-lived assets	43,600		43,600
	(9,973)		Gain on sale of hotel properties	(38,082)		(38,082)
	9,866	(3)	Other expenses	5,000	(4)	5,000	(4)
	(6,241)		Tax effect of adjustments to Paired Share Income	(2,114)		(1,990)
	$192,945		Adjusted Paired Share Income	$204,680		$218,500

	$1.00		Adjusted Paired Share Income per Paired Share – diluted	$1.07		$1.15
			% growth	7.7%		15.0%
	193,670		Weighted average Paired Shares outstanding – diluted	190,709		190,709

(1)	Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.
(2)	Includes foreign currency transaction loss of approximately $0.3 million.
(3)
Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offering of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of three hotel properties.

(4)	Includes loss on disposal of assets and other non-operating expenses.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR YEARS ENDED DECEMBER 31, 2017 (ADJUSTED)(1) AND 2018 (OUTLOOK)(2)
(In thousands)
(Unaudited)

	Year Ended			Year Ending December 31, 2018
	December 31, 2017			(Outlook)(2)
	(Adjusted) (1)			Low		High
	$1,238,825		Total revenues	$1,257,000		$1,279,000

	$172,188		Net income	$194,372		$208,068
	129,772		Interest expense, net	130,000		130,000
	59,514		Income tax expense	39,811		41,115
	229,216		Depreciation and amortization	212,500		212,500
	590,690		EBITDA	576,683		591,683
	(19,906)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented (2)	—		—
	7,552		Equity-based compensation	7,500		7,500
	(399)	(3)	Other non-operating (income) expense	299	(4)	299	(4)
	25,169		Impairment of long-lived assets	43,600		43,600
	(9,973)		Gain on sale of hotel properties	(38,082)		(38,082)
	9,866	(5)	Other expenses	5,000	(6)	5,000	(6)
	$602,999		Comparable Company-Owned Adjusted EBITDA(2)	$595,000		$610,000
			% growth	-1.3%		1.2%

(1)	2017 results adjusted to reflect only those 598 hotels owned and operated by the Company for the full six months ended June 30, 2018.
(2)	2018 outlook includes revenues of approximately $5.0 million and Adjusted EBITDA of approximately $2.0 million for the 26 hotels sold in the first quarter.
(3)	Includes foreign currency transaction gain of approximately $0.7 million and loss related to interest rate swap of approximately $0.3 million.
(4)	Includes foreign currency transaction loss of approximately $0.2 million.
(5)
Includes loss on disposal of assets of approximately $8.6 million, costs incurred in connection with 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of hotel properties.

(6)	Includes loss on disposal of assets and other non-operating expenses.